The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-231912
Subject to completion, dated November 24, 2020
Prospectus supplement
(To Prospectus dated June 3, 2019)
4,500,000 shares
EVO Payments, Inc.
Class A common stock
We are offering 4,500,000 shares of Class A common stock of EVO Payments, Inc., par value $0.0001 per share. The net proceeds we receive from the sale of shares of our Class A common stock in this offering will be used to purchase (i) LLC Interests of EVO LLC (as defined below) and an equivalent number of shares of Class B common stock (which shares will then be canceled) from Blueapple, Inc., or Blueapple, pursuant to the EVO LLC Agreement (as defined under “Certain Contractual Arrangements with Certain Stockholders — EVO LLC agreement” in the accompanying prospectus), (ii) LLC Interests of EVO LLC and an equivalent number of shares of Class D common stock (which shares will then be canceled) from entities affiliated with Madison Dearborn Partners, LLC, or MDP (including through the purchase and exercise of a portion of the call option held by Madison Dearborn Capital Partners VI-C, L.P., or MDCP VI-C), pursuant to the Exchange Agreement (as defined under “Certain Contractual Arrangements with Certain Stockholders — Exchange agreement” in the accompanying prospectus), and (iii) shares of Class A common stock from MDCP VI-C.
We have four classes of common stock and one series of preferred stock outstanding: Class A common stock, Class B common stock, Class C common stock, Class D common stock and Series A convertible preferred stock. The holders of our Class A common stock and our Class D common stock are entitled to one vote per share, and, subject to aggregate voting power limitations and certain sunset provisions described herein, the holders of our Class C common stock are entitled to 3.5 votes per share in all matters presented to our stockholders generally, including the election of our board of directors. Subject to certain sunset provisions described herein, our Class B common stock is entitled to 15.9% of the combined voting power in all matters presented to our stockholders generally, including the election of our board of directors. Our Series A convertible preferred stock is convertible into shares of Class A common stock, subject to certain limitations, and the holders of our Series A convertible preferred stock are entitled to vote on an as-converted basis. All of our Class B common stock is held by Blueapple, all of our Class C common stock is held by our executive officers, and all of our Class D common stock is held by entities affiliated with MDP and by certain of our current and former employees. All of our Series A convertible preferred stock is held by entities affiliated with MDP. Our Class B common stock, Class C common stock and Class D common stock do not have any economic rights.
Our Class A common stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “EVOP.”
Investing in our Class A common stock involves risks. See “Risk factors” beginning on page S-10.
The underwriter has agreed to purchase the shares of our Class A common stock from us at a price equal to $      per share, which will result in $      of proceeds to us, before expenses. The underwriter may offer the shares of our Class A common stock purchased from us from time to time in one or more transactions, directly or indirectly through agents, on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, at a fixed price, which may be changed, or at negotiated prices. See “Underwriting.”
We have agreed to reimburse the underwriter for certain expenses related to the review and qualification of this offering by the Financial Industry Regulatory Authority, Inc. See “Underwriting.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares to purchasers on or about November      , 2020.
J.P. Morgan
Prospectus supplement dated November      , 2020.

Prospectus supplement
Prospectus dated June 3, 2019
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference herein or therein is current only as of its date. Our business, financial condition, results of operations and prospectus may have changed since that date.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our Class A common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to the offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. In addition, any statement in a filing we make with the Securities and Exchange Commission, or SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement and the accompanying prospectus dated June 3, 2019 are part of the Registration Statement (Registration No. 333-231912) that we filed with the SEC on June 3, 2019, using a “shelf” registration process.
Except as otherwise indicated or required by the context, references to:
•
“EVO,” “we,” “us,” “our,” the “Company,” and similar references refer (1) on or prior to the completion of the Reorganization Transactions (as defined under “Summary — IPO and Reorganization Transactions”), including our initial public offering, to EVO LLC and, unless otherwise stated, all of its direct and indirect subsidiaries, and (2) following the consummation of the Reorganization Transactions, including our initial public offering, to EVO Payments, Inc., and, unless otherwise stated, all of its direct and indirect subsidiaries, including EVO LLC.

•
“EVO LLC” refers to EVO Investco, LLC, a Delaware limited liability company, and, unless otherwise stated, all of its direct and indirect subsidiaries.

•
“shares” refers to the shares of our Class A common stock, par value $0.0001 per share.

•
“Continuing LLC Owners” refers collectively to the holders of our Class B common stock, Class C common stock and Class D common stock immediately following our initial public offering, which includes Blueapple, MDP, our executive officers and certain of our current and former employees.

•
“LLC Interests” refers to the single class of common membership interests of EVO LLC. An “LLC Interest” refers to a single common membership interest of EVO LLC.

•
“Blueapple” refers to Blueapple, Inc., a Delaware S corporation, which is controlled by entities affiliated with our founder and Chairman of our board of directors, Rafik R. Sidhom.

•
“markets” refers to countries and territories where we are authorized by card networks to acquire transactions. For purposes of determining our markets, territories refers to non-sovereign geographic areas that fall under the authority of another government. As an example, we consider Gibraltar (a territory of the United Kingdom) and the United Kingdom to be two distinct markets as our licensing agreements with the card networks gives us the ability to acquire transactions in both markets.

•
“MDP” refers to Madison Dearborn Partners, LLC. See “Summary — About Madison Dearborn Partners.”

•
“merchant” refers to an organization that accepts electronic payments, including for-profit, not-for-profit and governmental entities.

•
“transactions processed” refers to the number of transactions we processed during any given period of time and is a meaningful indicator of our business and financial performance, as a significant portion of our revenue is driven by the number of transactions we process. In addition, transactions processed provides a valuable measure of the level of economic activity across our merchant base. In our Americas segment, transactions include acquired Visa and Mastercard credit and signature debit, American Express, Discover, UnionPay, PIN-debit, electronic benefit transactions, and gift card transactions. In our Europe segment, transactions include acquired Visa and Mastercard credit and signature debit, other card network merchant acquiring transactions, and ATM transactions.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. None of the forward-looking statements in this prospectus are statements of historical fact. Forward-looking statements involve risks and uncertainties (including uncertainties around the duration and severity of the impact of the COVID-19 pandemic that are difficult to predict) that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following:
•
the continuing impact of the COVID-19 pandemic on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments;

•
our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers;

•
the impact of substantial and increasingly intense competition;

•
the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain;

•
the effects of global economic, political, market, health and other conditions, including the impact of the COVID-19 pandemic;

•
our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws;

•
our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks;

•
failures in our processing systems, software defects, computer viruses, and development delays;

•
degradation of the quality of the products and services we offer, including support services;

•
risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions;

•
continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation;

•
increased customer, referral partner, or sales partner attrition;

•
the incurrence of chargebacks;

•
failure to maintain or collect reimbursements;

•
fraud by merchants or others;

•
the failure of our third-party vendors to fulfill their obligations;

•
failure to maintain merchant and sales relationships or financial institution alliances;

•
ineffective risk management policies and procedures;

•
our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants;

•
damage to our reputation, or the reputation of our partners;

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•
seasonality and volatility;

•
our inability to recruit, retain and develop qualified personnel;

•
geopolitical and other risks associated with our operations outside of the United States;

•
any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general;

•
increases in card network fees;

•
failure to comply with card networks requirements;

•
a requirement to purchase our eService subsidiary in Poland;

•
changes in foreign currency exchange rates;

•
future impairment charges;

•
risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks;

•
the planned phasing out of LIBOR and the transition to other benchmarks;

•
restrictions imposed by our credit facilities and outstanding indebtedness;

•
participation in accelerated funding programs;

•
failure to enforce and protect our intellectual property rights;

•
failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions;

•
impact of new or revised tax regulations;

•
legal proceedings;

•
our dependence on distributions from EVO LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners;

•
our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent;

•
the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended;

•
the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders;

•
certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control;

•
certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity;

•
our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures;

•
changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and

•
the other risks and uncertainties listed under “Risk factors” or discussed elsewhere in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2019 or in our most recently filed Quarterly Report on Form 10-Q.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,”

S-iv

“projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement, are available to you, free of charge, on the SEC’s website at http://www.sec.gov. Our SEC filings are also available on our website at https://investor.evopayments.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part.
We have filed with the SEC a shelf registration statement on Form S-3, including exhibits filed with the registration statement of which this prospectus supplement is a part, under the Securities Act, with respect to the shares of our Class A common stock offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our company and shares of our Class A common stock offered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement and the accompanying prospectus are not necessarily complete and each statement is qualified in all respects by the text of the full contract or other document to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, may be reviewed through the SEC’s website, as described above.
INCORPORATION BY REFERENCE
This prospectus supplement is part of a shelf registration statement on Form S-3 filed with the SEC. This prospectus supplement does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.
The SEC allows us to “incorporate by reference” certain information into this prospectus supplement from certain documents that we filed with the SEC prior to the date of this prospectus supplement. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement and the accompanying prospectus. These documents contain important information about us, our business and our financial performance:
(1)
our Annual Report on Form 10-K for the year ended December 31, 2019;

(2)
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

(3)
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2020 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

(4)
the description of our Class A common stock as set forth in our registration statement on Form 8-A (File No. 001-38504), filed with the SEC on May 22, 2018, pursuant to Section 12(b) of

S-v

the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description; and
(5)
our Current Reports on Form 8-K filed with the SEC on February 26, 2020, March 30, 2020 (except for Item 7.01), April 22, 2020 and June 15, 2020.

We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we file this prospectus supplement and prior to the termination of the offering of securities covered by this prospectus supplement, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules. The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
EVO Payments, Inc.
Ten Glenlake Parkway
South Tower, Suite 950
Atlanta, GA 30328

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SUMMARY
This summary is not complete and does not contain all of the information that you should consider before investing in our Class A common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019 and the other incorporated documents, including in particular the section entitled “Risk Factors” of this prospectus supplement and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus, before making any investment decision.
Overview
We are a leading payments technology and service provider offering an array of payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the Americas and Europe. As a fully integrated merchant acquirer and payment processor across more than 50 markets and 150 currencies worldwide, we provide competitive solutions that promote business growth, increase customer loyalty and enhance data security in the markets we serve.
Founded in 1989 as an individually owned, independent sales organization in the United States, we have transformed into a publicly traded company that derived approximately 60% of its revenues from markets outside of the United States for the three months ended September 30, 2020.
We are one of only a few global, omni-channel merchant acquirers and payment processors, with approximately 2,000 employees on four continents, servicing more than 550,000 merchants in North America and Europe and processing more than 950 million transactions in the Americas and Europe. We differentiate ourselves from our competitors through (1) a highly productive and scaled sales distribution network, including exclusive global financial institution referral partnerships, (2) our three proprietary, in-market processing platforms, and (3) a comprehensive suite of payment and commerce solutions.
We maintain referral partnerships with a number of leading financial institutions, including Deutsche Bank USA, Deutsche Bank Group, Grupo Santander, PKO Bank Polski, Bank of Ireland, Raiffeisenbank, Moneta, Citibanamex, Sabadell, and Liberbank, among others. In several markets, we operate with more than one financial institution partner.
In addition to establishing key bank partnerships, we are actively ensuring that we remain competitive in terms of technology and capabilities, including Integrated Software Vendors solutions. We are focused on delivering products and services that provide the most value and convenience to our merchants. Our payment and eCommerce solutions consist of our own products, as well as other services that we enable through technical integrations with third-party providers, all of which are available to merchants through a single integration. Our value-added solutions include gateway solutions, online fraud prevention and management reporting, online hosted payments page capabilities, cellphone-based SMS integrated payment collection services, security tokenization and encryption solutions at the point of sale and online, dynamic currency conversion, loyalty offers, and other ancillary solutions. We offer processing capabilities tailored to specific industries and provide merchants with recurring billing, multi-currency authorization and settlement, and cross-border processing. Our global footprint and ease of integration attract new partner relationships, allowing us to develop a robust integrated solutions partner network and positioning us to address major trends in each of our markets.
Our business operations are organized across two segments: the Americas and Europe; and are comprised of three sales distribution channels: the Tech-enabled division, the Direct division, and the Traditional division. Our European segment is comprised of Western Europe (Spain, United Kingdom, Ireland, Germany and Malta) and Eastern Europe (Poland and the Czech Republic). Our Americas segment is comprised of the United States, Canada, and Mexico. In both Europe and the Americas, our payment technology solutions enable our customers to accept all forms of digital payments, including credit and debit card, gift card, and ACH, among other forms of electronic payments, such as market-specific payment solutions. In both segments, we distribute our products and services through a combination of bank referral partnerships, a direct sales force, and specialized integrated solution companies. Our distribution in the

Americas segment also leverages independent sales agents in the United States in our Traditional division. In our European segment, we also provide ATM acquiring and processing services to financial institutions and third-party ATM providers.
Our Tech-enabled division includes our integrated, B2B and eCommerce businesses. Our Direct division includes long-term, exclusive referral relationships with leading financial institutions as well as our direct sales force, such as our direct salespersons and call center representatives. In markets where we do not have an active bank referral network, such as the United States, our direct sales force represents the entirety of this division. Our Traditional division, unlike our Direct and Tech-enabled divisions, represents a merchant portfolio which is not actively managed by the Company. This division only exists in the United States, as it represents our heritage independent sales organization relationships, and its profits are used to invest in our growth opportunities, such as tech-enabled capabilities and M&A.
We operate as an intermediary between merchants and card networks, collecting a series of fees primarily driven by the number and value of transactions processed. In addition, we generate fees for the value-added services and more advanced technology solutions that we increasingly provide to our merchants.
Recent Developments — COVID 19
The COVID-19 pandemic and related government actions to control its spread began to impact our operating results in March of 2020. At the onset of the pandemic, year-over-year volumes declined in most of our markets and across most industry verticals, reaching a low point in mid-April. Since then, volumes steadily improved through July. Starting in August, payment volumes in certain of our markets began to flatten, particularly in Europe. This trend continued through September, and in October volumes in some of our European markets began to decline as certain COVID-19 related restrictions were reinstated in response to an increase in infection rates. For October 2020, overall payment volumes in our Americas segment were approximately 2% below October 2019, excluding Canada as well as our United States Traditional division, and volumes in our Europe segment were also approximately 2% below October 2019, excluding ATM transactions processed in Germany. It is likely that our volumes will continue to exhibit volatility as the effects of the pandemic extend into next year.
In the first quarter of 2020, we implemented a number of business continuity plans and formed a crisis management team to address challenges arising from the COVID-19 pandemic, including those related to the health and safety of our employees and partners, and to minimize disruption to our merchants. Beginning in early April 2020, we took a number of steps to align our cost structure and cash flows with the expected near-term revenue impact of COVID-19. These actions included a series of initiatives to reduce fixed costs, including significant reductions in payroll expenses through a combination of furloughs, terminations, and salary reductions, and certain non-payroll related costs. Based on these actions, we estimate that we have reduced our cost structure on a go forward basis by approximately 10% of our core selling, general and administrative expenses. In addition, we reduced our capital expenditures for 2020 through the deferral of non-critical projects.
We will continue to actively manage our expenses and cash flows based on our revenues and the economic activity in our markets. The actions we have taken allowed us to realign our cost structure resulting in the financial capacity to invest in our business and support our customers while also increasing our margins.
We expect that the COVID-19 pandemic will continue to negatively impact our business and results of operations through the rest of the year and beyond. The extent of the impact on our future financial condition and operating results remains highly uncertain; however, we are confident in our financial condition and our ability to manage through this period. Longer term, we believe the pandemic will serve as a catalyst for greater utilization of digital payments, a trend we are seeing in our markets.
IPO and Reorganization Transactions
On May 25, 2018, we completed the IPO of 16,100,000 shares of our Class A common stock at a price to the public of $16.00 per share, of which 15,433,333 shares were sold by us (including additional shares sold to the underwriters upon exercise in full of their option to purchase additional shares from us) and

666,667 shares were sold by one of our stockholders. The shares began trading on Nasdaq on May 23, 2018 under the symbol “EVOP.” The total net proceeds of the IPO received by the Company were $231.5 million, including proceeds resulting from the underwriters’ exercise in full of their option to purchase additional shares of our Class A common stock in connection with the IPO. We used the net proceeds from the IPO to purchase LLC Interests directly from EVO LLC, and EVO LLC used the proceeds from the sale of LLC Interests to (i) repay $178.2 million of the second lien term loan borrowings under our Senior Secured Credit Facilities (as defined herein) in full and (ii) the remaining amount to pay the deferred purchase price under our acquisition of Sterling Payment Technologies LLC, or Sterling.
In connection with the IPO, we completed transactions, which we refer to as the Reorganization Transactions, which included:
•
All of the outstanding limited liability interests in EVO LLC were reclassified into LLC Interests. The number of LLC Interests issued to each member of EVO LLC was determined based on a hypothetical liquidation of EVO LLC.

•
We amended and restated EVO Payments, Inc.’s certificate of incorporation to, among other things, provide for Class A common stock, Class B common stock, Class C common stock and Class D common stock. The terms of each class of our common stock are described in the accompanying prospectus under “Description of Capital Stock.”

•
We issued 35,913,538 shares of our Class B common stock to Blueapple for nominal consideration on a one-to-one basis with the number of LLC Interests it owns, which provides for 15.9% of the combined voting power in us until the earlier of (1) May 25, 2021 (the third anniversary of the consummation of the IPO), and (2) the date on which Blueapple no longer beneficially owns units in EVO LLC equal to or greater than 3% of the outstanding economic interest in EVO LLC.

•
We issued 2,560,955 shares of our Class C common stock to our executive officers for nominal consideration on a one-to-one basis with the number of LLC Interests they own, which provide holders 3.5 votes per share. The voting rights associated with our Class C common stock are capped so that the aggregate voting power of all shares of Class C common stock outstanding, when taken together with any shares of Class A common stock that are subject to vesting or forfeiture held by employees or directors of EVO Payments, Inc., will not exceed 20% of the combined voting power in us. Each share of our Class C common stock is automatically converted into a share of our Class D common stock upon the earlier of (1) May 25, 2021 (the third anniversary of the consummation of the IPO), and (2) the date on which the holder’s employment with us is terminated.

•
We issued 24,305,155 shares of our Class D common stock to MDP and to certain current and former employees for nominal consideration on a one-to-one basis with the number of LLC Interests they own, which will provide one vote per share.

•
The voting and economic rights associated with our classes of common stock issued in the Reorganization Transactions are summarized in the following table:

Class of common stock	Holders	Voting rights*	Economic rights
Class A common stock	Public, MDP, Executive Officers, Current and Former Employees and Zenith	One vote per share	Yes
Class B common stock	Blueapple	15.9%	No
Class C common stock	Executive Officers	3.5 votes per share, subject to aggregate cap	No
Class D common stock	MDP and Current and Former Employees	One vote per share	No

*
On May 25, 2021 (the third anniversary of the consummation of the IPO) our Class B common stock will cease to be outstanding, and each share of our Class C common stock will automatically convert into a share of our Class D common stock subject to certain employment requirements. See “Description of Capital Stock” in the accompanying prospectus.

Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders. See “Description of Capital Stock” in the accompanying prospectus.
•
We used the net proceeds from the sale of Class A common stock by us in the IPO to purchase LLC Interests directly from EVO LLC, at a purchase price per LLC Interest equal to the IPO price of $16.00 per share of Class A common stock, less underwriting discounts and commissions paid in connection with the IPO.

•
We amended and restated the limited liability company agreement of EVO LLC to, among other things, (1) appoint EVO Payments, Inc. as the sole managing member of EVO LLC and (2) provide certain sale and exchange rights to the Continuing LLC Owners.

Series A Convertible Preferred Stock
On April 21, 2020, we sold an aggregate 152,250 shares of our Series A convertible preferred stock, par value $0.001 per share, to entities affiliated with MDP. Our Series A convertible preferred stock ranks senior to our Class A common stock with respect to dividends and distributions on liquidation, winding-up and dissolution, and is entitled to cumulative, paid-in-kind dividends, which will be payable semi-annually in arrears by increasing the liquidation preference for each outstanding share of our Series A convertible preferred stock. Holders of Series A convertible preferred stock are also entitled to participate in and receive any dividends declared or paid on our Class A common stock on an as-converted basis. Each holder of our Series A convertible preferred stock has the right to convert the shares of our Series A convertible preferred stock that it holds, in whole or in part, into shares of Class A common stock at any time and from time to time after the receipt of approval by our stockholders as contemplated by Nasdaq listing rules or after consent of holders of a majority of the outstanding shares of our Series A convertible preferred stock waiving our requirement to seek stockholder approval, subject to certain limitations. As a result, the shares of Series A convertible preferred stock are not currently convertible. The number of shares of Class A common stock into which a share of Series A convertible preferred will convert at any time is equal to the product of (i) the then-effective conversion rate and (ii) the quotient obtained by dividing the sum of the then-effective liquidation preference per share of Series A convertible preferred stock and the amount of any accrued and unpaid paid-in-kind dividends by the initial liquidation preference of $1,000. The conversion rate of the Series A convertible preferred stock at the time of issuance was 63.2911 shares of Class A common stock, based on an implied conversion price of $15.80 per share of Class A common stock. The holders of our Series A convertible preferred stock are entitled to vote on an as-converted basis.
In connection with the sale of the Series A convertible preferred stock, we purchased a newly created series of preferred membership units in EVO LLC with terms in the aggregate substantially equivalent to our Series A convertible preferred stock.

Organizational Structure
The diagram below depicts our organizational structure immediately following this offering and the use of proceeds therefrom. For purposes of presenting the economic interest of our common stock in the diagram below, we have assumed that the Series A Convertible Preferred Stock has not been converted into Class A common stock.

Continuing LLC Owners(3)
Executive Officers
Blueapple(1)
MDP(2)
Current and Former Employees and Executive Officers(3)
Class B common stock
• No economic interest
• 15.9% voting power
Class C common stock
• No economic interest
• 7.8% voting power
• 3.5:1 vote, subject to cap
Other(3)(4)
Class A common stock
• 0.2% economic interest
• 0.1% voting power
• 1:1 vote
Public Stockholders(3)
Class A common stock
• 99.1% economic interest
• 59.6% voting power
• 1:1 vote
EVO Payments, Inc. (Public Company)
LLC Interests(3)
• No voting rights
• 43.9% of outstanding LLC Interests
• Sale rights(3)
• Exchange and registration rights, except Blueapple(5)
Class D common stock
• No economic interest
• 1.1% voting power
• 1:1 vote
Sole Managing Member
• 100% voting power in EVO LLC
• 56.1% of outstanding LLC Interests
• 100% of outstanding preferred units
EVO Investco, LLC (EVO LLC)
Class D common stock
• No economic interest
• 2.0% voting power
• 1:1 vote
Class A common stock
• 0.7% economic interest
• 0.4% voting power
• 1:1 vote
Series A convertible preferred stock
• Receives PIK dividends
• Receives dividends with Class A common stock on an as converted basis
• Votes on an as converted basis
• 13.0% voting power
EVO Payments International, LLC
Operating Subsidiaries

(1)
Blueapple is controlled by entities affiliated with our founder, Mr. Sidhom. As of the date of this prospectus supplement, Blueapple beneficially owned 34,163,538 shares of our Class B common stock. Immediately following the consummation of this offering, Blueapple will beneficially own 32,163,538 shares of our Class B common stock.

(2)
The entities affiliated with MDP that own shares of our Class D common stock are Madison Dearborn Capital Partners VI-B, L.P., MDCP Cardservices, LLC, MDCP VI-C Cardservices Splitter, L.P. and Madison Dearborn Capital Partners VI Executive-B, L.P. As of the date of this prospectus supplement, these entities beneficially owned 302,344; 3,346,467; 59,554 and 3,113 shares of our Class D common stock, respectively. Immediately following the consummation of this offering, these entities will beneficially own 0; 1,559,840; 0 and 0 shares of our Class D common stock, respectively. Madison Dearborn Capital Partners VI-C, L.P. owns 304,138 shares of our Class A common stock as of the date of this prospectus supplement and will own 348,362 shares of our Class A common stock immediately following the consummation of this offering. MDCP Cardservices II, LLC owns 152,250 shares of our preferred stock, par value $0.0001 per share, designated as “Series A Convertible Preferred Stock.”

(3)
The aggregate voting power in EVO Payments, Inc. for each class of our common stock immediately following the consummation of this offering is summarized in the following table:

Holders	Class of Stock	Voting Power(i)
Public, Current and Former Employees, Executive Officers and MDP	Class A Common Stock	60.2%
Blueapple	Class B Common Stock	15.9%
Executive Officers	Class C Common Stock	7.8%
MDP, and Current and Former Employees and Executive Officers	Class D Common Stock	3.1%
MDP	Series A Convertible Preferred Stock	13.0%(ii)

(i)
Subject to certain ownership and employment requirements, on May 25, 2021 (the third anniversary of the consummation of the IPO), the voting rights of our Class B common stock will cease and each share of our Class C common stock will automatically convert into a share of our Class D common stock. See “Description of Capital Stock” in the accompanying prospectus. Amounts may not sum due to rounding.

(ii)
Holders of shares of our Series A Convertible Preferred Stock vote together with our common stock on an as-converted basis.

(4)
Includes registered holdings by current and former employees and executive officers, but not shares held in street name.

(5)
See “Certain Contractual Arrangements with Certain Stockholders — EVO LLC agreement,” “Certain Contractual Arrangements with Certain Stockholders — Exchange agreement” and “Certain Contractual Arrangements with Certain Stockholders — Registration rights agreement” in the accompanying prospectus for a description of the sale and exchange rights and the registration rights of the Continuing LLC Owners.

About Madison Dearborn Partners
Based in Chicago, MDP is one of the most experienced private equity investment firms in the United States. MDP has received approximately $23 billion of capital commitments through its seven private equity funds. Since its inception in 1992, MDP has invested in over 140 companies across a broad spectrum of industries, including healthcare, basic industries, business and government software and services, financial and transaction services, and telecommunications, media and technology services. MDP has an outstanding track record of helping build and grow successful companies within each of these industry sectors.
Corporate information
EVO Payments, Inc. was incorporated on April 20, 2017 as a Delaware corporation. Our principal executive offices are located at Ten Glenlake Parkway, South Tower, Suite 950, Atlanta, Georgia 30328, and our telephone number is (516) 479-9000. Our principal website address is www.evopayments.com. The information on, or that can be accessed through, our website is not incorporated into this prospectus supplement and is not part of this prospectus. We have included our website address as an inactive textual reference only.
EVO Payments, Inc. is a holding company and its principal assets are the interests it holds in EVO LLC.

The Offering
The following discussion of the offering contains basic information about the offering and the Class A common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the Class A common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock.”
Class A common stock offered hereby
4,500,000 shares
Class A common stock outstanding immediately after this offering and the use of proceeds therefrom
46,342,332 shares
Class B common stock outstanding immediately after this offering and the use of proceeds therefrom
32,163,538 shares
Class C common stock outstanding immediately after this offering and the use of proceeds therefrom
1,722,425 shares
Class D common stock outstanding immediately after this offering and the use of proceeds therefrom
2,415,870 shares
Series A convertible preferred stock outstanding immediately after this offering and the use of proceeds therefrom
152,250 shares
LLC Interests to be held by us immediately after this offering and the use of proceeds therefrom
46,338,277 units, representing a 56.1% economic interest in EVO LLC, excluding preferred membership units associated with our Series A convertible preferred stock, all of which are held by us
Voting power held by holders of Class A common stock after giving effect to this offering and the use of proceeds therefrom
60.2%
Voting power held by holders of Class B common stock after giving effect to this offering and the use of proceeds therefrom
15.9%
Voting power held by holders of Class C common stock after giving effect to this offering and the use of proceeds therefrom
7.8%
Voting power held by holders of Class D common stock after giving effect to this offering and the use of proceeds therefrom
3.1%
Voting power held by holders of Series A convertible preferred stock outstanding after giving effect to this offering and the use of proceeds therefrom
13.0%

Voting rights
Each share of our Class A common stock entitles its holder to one vote per share.
Our Class B common stock is entitled to 15.9% of the combined voting power of our issued and outstanding common stock. All shares of our Class B common stock are held by Blueapple. Upon the earlier of (1) May 25, 2021 (the third anniversary of the consummation of the IPO) and (2) the date on which Blueapple no longer beneficially owns LLC Interests equal to 3.0% of the outstanding economic interest in EVO LLC, the voting rights for holders of our Class B common stock will cease.
Our Class C common stock entitles its holders to 3.5 votes per share. All shares of our Class C common stock are held by our executive officers. The voting rights associated with our Class C common stock are capped so that the aggregate voting power of all shares of Class C common stock outstanding, when taken together with any shares of Class A common stock that are subject to vesting or forfeiture held by employees or directors of EVO Payments, Inc., will not exceed 20% of the combined voting power in us. Each share of our Class C common stock is automatically converted into a share of our Class D common stock upon the earlier of (1) May 25, 2021 (the third anniversary of the consummation of the IPO) and (2) the date on which the holder’s employment with us is terminated.
Our Class D common stock entitles its holders to one vote per share. All shares of our Class D common stock are held by entities affiliated with MDP and certain of our current and former employees.
Our Series A convertible preferred stock is convertible into shares of Class A common stock, subject to certain limitations, and the holders of our Series A convertible preferred stock are entitled to vote together with our common stock on an as-converted basis. All of our Series A convertible preferred stock is held by entities affiliated with MDP.
Holders of our Class A common stock, Class B common stock, Class C common stock, Class D common stock and Series A convertible preferred stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. See “Description of Capital Stock” in the accompanying prospectus.
Holders of our Class B common stock, Class C common stock and our Class D common stock hold one share of Class B common stock, Class C common stock or Class D common stock, as applicable, for each LLC Interest held by them. The shares of Class B common stock, Class C common stock and Class D common stock have no economic rights.
Use of proceeds
We will receive net proceeds of approximately $      million from the sale of Class A common stock in

this offering, after deducting underwriting discounts and commissions but before offering expenses. The net proceeds we receive from the sale of shares of our Class A common stock in this offering will be used to purchase (i) LLC Interests of EVO LLC and an equivalent number of shares of Class B common stock (which shares will then be canceled) from Blueapple pursuant to the EVO LLC Agreement, (ii) LLC Interests and an equivalent number of shares of Class D common stock (which shares will then be canceled) from MDP (including through the purchase and exercise of a portion of the call option held by MDCP VI-C), pursuant to the Exchange Agreement, and (iii) shares of Class A common stock from MDCP VI-C. See “Use of Proceeds.”
Risk factors
Investing in our Class A common stock involves a high degree of risk. See “Risk factors” beginning on page S- 10 of this prospectus supplement and incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.
Tax Receivable Agreement
We are party to a tax receivable agreement, which we refer to as the TRA, with EVO LLC and the Continuing LLC Owners that provides for the payment by us to the Continuing LLC Owners of 85% of the amount of tax benefits, if any, that we actually realize (or are deemed to realize in certain circumstances) as a result of (1) certain increases in tax basis as a result of any future purchase by us of the Continuing LLC Owners’ LLC Interests for cash or, in the case of Continuing LLC Owners (other than Blueapple), any future exchange by us of their LLC Interests for shares of our Class A common stock, including any basis adjustment relating to the assets of EVO LLC, and (2) tax benefits attributable to payments made under the TRA (including imputed interest). See “Certain Contractual Arrangements with Certain Stockholders — Tax receivable agreement” in the accompanying prospectus.
Nasdaq ticker symbol
“EVOP”
The number of shares of Class A common stock to be outstanding after this offering excludes the following:
•
14,431,811 shares of Class A common stock reserved for issuance under the EVO Payments, Inc. 2018 Omnibus Equity Incentive Plan, or the 2018 Plan, inclusive of shares subject to previously granted awards;

•
the issuance of additional shares of Class A common stock upon exercise of sale or exchange rights of the Continuing LLC Owners, other than the shares of Class A common stock that we intend to issue in connection with this offering; and

•
the issuance of additional shares of Class A common stock reserved for issuance upon the conversion of outstanding shares of Series A convertible preferred stock.

RISK FACTORS
An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below as well as all of the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors” and the audited annual financial statements and notes thereto, as updated by our subsequent filings under the Exchange Act, including our Quarterly Reports on Form 10-Q, before purchasing shares of our Class A common stock. See “Where you can find more information” for information about how to obtain a copy of these documents. If any of those risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our Class A common stock could decline, and you could lose part or all of your investment.
Risks related to our business
You should read and consider risk factors specific to our business before making an investment decision. Those risks are described in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in other documents incorporated by reference into this prospectus supplement. Please be aware that additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could also materially and adversely affect our business, results of operations, financial condition, cash flows or prospects.
The COVID-19 pandemic has disrupted, and is expected to continue to disrupt, our business.
The COVID-19 pandemic and related government actions implemented to reduce its spread continue to negatively impact the global economy, disrupt consumer spending and global supply chains, and create significant volatility and disruption of financial markets. Foreign, federal, state, and local governments and health officials around the globe, including in all markets where EVO operates, have taken broad actions to mitigate the health crisis, including curtailment of movement and commerce such as mandatory business closures, limits on non-essential travel, “social or physical distancing” guidelines and “shelter-in-place” mandates. As a result, we and our merchants have seen a significant disruption in our business, including a steep decline in transaction volume and the number of transactions processed and therefore a decline in revenue in most of our industry verticals. This has had, and is expected to continue to have, a significant adverse impact on our business and financial performance. Although certain economies are reopening, other jurisdictions have reinstated restrictions in response to recent increases in infection rates. Continued or future shutdowns, partial reopenings, or the re-imposition of previously lifted business restrictions could directly or indirectly impact transaction volumes and negatively impact our operating results. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — COVID 19” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 for further information on the impact of the COVID-19 pandemic on transaction volumes to date.
The extent of the impact of the COVID-19 pandemic on our business remains highly uncertain and difficult to predict, as information continues to rapidly evolve. Factors such as the duration and spread of the outbreak (including whether there are additional periods of increases in the number of COVID-19 cases in future periods), its severity, the effectiveness of government actions to contain the virus or treat its impact, the length of government restrictions, and how quickly and to what extent normal economic and operating conditions resume, will affect how we are impacted by the pandemic, including our ability to execute on our long-term and short-term strategic initiatives. A prolonged disruption in economic activity could adversely impact our business and financial performance, including the potential impairment of certain assets.
In addition to government restrictions, consumer fears regarding the virus may reduce traffic to our merchants for an extended period of time. Consumer spending may also be negatively impacted by general macroeconomic conditions, including a rise in unemployment, and decreased consumer confidence resulting from the COVID-19 pandemic. Any significant reduction in consumer visits to, or spending at, our merchants, would result in a loss of revenue to us. In addition, certain of our merchants have been forced to temporarily or permanently close their businesses as a result of the pandemic which has resulted, and could continue to result, in additional chargeback or merchant receivable losses.
Even after the COVID-19 pandemic subsides, we may continue to experience significant impacts to our business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.
Risks related to the offering and ownership of our Class A common stock
The Continuing LLC Owners will continue to have significant influence over us after this offering, including control over decisions that require the approval of stockholders.
Upon consummation of this offering, the Continuing LLC Owners still holding shares of Series A convertible preferred stock, Class B common stock, Class C common stock or Class D common stock will control, in the aggregate, approximately 39.8% of the voting power represented by all our outstanding classes of stock. As a result, the Continuing LLC Owners will continue to exercise significant influence over all matters requiring stockholder approval, including the election of directors, amendment of our amended and restated certificate of incorporation, and approval of significant corporate transactions and will continue to have significant control over our management and policies. Three members of our board of directors are Continuing LLC Owners or are affiliated with our Continuing LLC Owners. The Continuing LLC Owners can take actions that have the effect of delaying or preventing a change of control of us or discouraging others from making tender offers for our shares, which could prevent stockholders from receiving a premium for their shares. These actions may be taken even if other stockholders oppose them. In addition, the concentration of voting power with the Continuing LLC Owners may have an adverse effect on the price of our Class A common stock, and the interests of the Continuing LLC Owners may not be consistent with your interests as a stockholder.
Certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws may have an antitakeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions provide for, among other things:
•
a multi-class common stock structure;

•
a classified board of directors with staggered three-year terms;

•
the ability of our board of directors to issue one or more series of preferred stock;

•
advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•
certain limitations on convening special stockholder meetings;

•
a prohibition on cumulative voting in the election of directors;

•
the removal of directors only for cause and only upon the affirmative vote of the holders of at least 66 2∕3% of the voting power represented by our then-outstanding common stock; and

•
amendment of certain provisions of our amended and restated certificate of incorporation only by the affirmative vote of at least 66 2∕3% of the voting power represented by our then-outstanding common stock.

These provisions could make it more difficult for a third party to acquire us, even if the third party’s offer was considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares.
In addition, we have opted out of Section 203 of the General Corporation Law of the State of Delaware, or DGCL, but our amended and restated certificate of incorporation provides that engaging in any of a broad range of business combinations with any “interested” stockholder (any stockholder with 15% or more of our voting stock) for a period of three years following the date on which the stockholder became an “interested” stockholder is prohibited, subject to certain exceptions. See “Description of Capital Stock” in the accompanying prospectus.
Because we have no current plans to pay regular cash dividends on our Class A common stock following this offering, you may not receive any return on investment unless you sell your Class A common stock for a price greater than that which you paid for it.
We do not anticipate paying any regular cash dividends on our Class A common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur, including under our existing Senior Secured Credit Facilities. Therefore, any return on investment in our Class A common stock is solely dependent upon the appreciation of the price of our Class A common stock on the open market, which may not occur.
Our amended and restated certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our amended and restated certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our Company, (2) claim of breach of a fiduciary duty owed by any director, officer, employee, or stockholder to the Company or the Company’s stockholders, (3) claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or (4) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in another jurisdiction, which could adversely affect our business, financial condition or results of operations.
We have renounced the doctrine of corporate opportunity to the fullest extent permitted by applicable law.
Our amended and restated certificate of incorporation provides that the corporate opportunity doctrine will not apply, to the extent permitted by applicable law, against any of our officers, directors or stockholders or their respective affiliates (other than those officers, directors, stockholders or affiliates acting in their capacity as our employee or director) in a manner that would prohibit them from investing or participating in competing businesses. See “Description of Capital Stock — Corporate opportunity doctrine” in the accompanying prospectus. To the extent any of our officers, directors or stockholders or their respective affiliates invest in such other businesses, they may have differing interests than our other stockholders. For example, subject to any contractual limitations, our officers, directors or stockholders or their respective affiliates funds may currently invest, and may choose in the future to invest, in other companies within the electronic payments industry which may compete with our business. Accordingly, in certain circumstances, the interests of our officers, directors or stockholders or their respective affiliates may compete against us or pursue opportunities instead of us, for which we have no recourse. These actions on the part of our officers, directors or stockholders or their respective affiliates could adversely impact our business, financial condition or results of operations.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, the price and trading volume of our Class A common stock could decline.
The trading market for our Class A common stock relies, in part, on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stops covering us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause the price or trading volume of our Class A common stock to decline.
As a public reporting company, we are subject to rules and regulations established from time to time by the SEC and Nasdaq regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results, or report them in a timely manner.
We are a public reporting company subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations require, among other things, that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Public company reporting obligations place a considerable burden on our financial and management systems, processes and controls, as well as on our personnel.
In addition, as a public company we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting, which has required us to document and make significant changes to our internal control over financial reporting. Likewise, our independent registered public accounting firm is required to annually provide an attestation report on the effectiveness of our internal control over financial reporting. We must perform system and process evaluation and testing (and any necessary remediation) to comply with management’s certification and, where applicable, the auditor attestation requirements.
We have incurred, and continue to incur, costs related to implementing and maintaining an internal audit and compliance function. If we identify deficiencies in our internal control over financial reporting or if we are unable to comply with the requirements applicable to us as a public company, including the requirements of Section 404 of the Sarbanes-Oxley Act, in a timely manner, we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. If this occurs, we could become subject to sanctions or investigations by the SEC or other regulatory authorities. In addition, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, or expresses an adverse opinion, investors may lose confidence in the accuracy and completeness of our financial reports, we may face restricted access to the capital markets, and the market price for our Class A common stock may be adversely affected.
Future sales of substantial amounts of Class A common stock in the public market (including shares of Class A common stock issuable upon exchange of LLC Interests of our Continuing LLC Owners or upon conversion of our Series A convertible preferred stock), or the perception that such sales may occur, could cause the market price for our Class A common stock to decline.
The sale of a significant amount of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
Upon the closing of this offering, we will have outstanding an aggregate of 46,342,332 shares of Class A common stock, including the 4,500,000 shares of Class A common stock offered in this offering.

All of these shares will be freely tradable without restriction or further registration under the Securities Act, except for (i) shares of Class A common stock held by certain of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the restrictions on resale set forth in Rule 144, and (ii) any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions, other than the holding period requirement.
As part of the Reorganization Transactions, the Continuing LLC Owners received certain sale and exchange rights. Specifically, Blueapple has a sale right providing that, upon our receipt of a sale notice from Blueapple, we will use our commercially reasonable best efforts to pursue a public offering of shares of our Class A common stock and use the net proceeds therefrom to purchase LLC Interests from Blueapple. In addition, pursuant the Exchange Agreement, each Continuing LLC Owner (other than Blueapple) has an exchange right providing that, upon receipt of an exchange notice from such Continuing LLC Owner, we will exchange the applicable LLC Interests from such Continuing LLC Owner for newly issued shares of our Class A common stock on a one-for-one basis. Each Continuing LLC Owner (other than Blueapple) also received certain registration rights pursuant to the Registration Rights Agreement, including customary piggyback registration rights, which include the right to participate on a pro rata basis in any public offering we conduct in response to our receipt of a sale notice from Blueapple. In addition, MDP received customary demand registration rights that require us to register shares of Class A common stock held by it, including any Class A common stock received upon our exchange of Class A common stock for its LLC Interests. These registration rights also cover the shares of Class A common stock issuable upon conversion of the Series A convertible preferred stock held by MDP. Blueapple has the right, in connection with any public offering we conduct (including any offering conducted as a result of an exercise by MDP of its registration rights), to request that we use our commercially reasonable best efforts to pursue a public offering of shares of our Class A common stock and use the net proceeds therefrom to purchase a pro rata portion of its LLC Interests. The market price of shares of our Class A common stock could decline, potentially significantly, if any of these stockholders exercise their registration, sale, or exchange rights.
In the future, we may also issue securities in connection with investments, acquisitions, or capital raising activities. In particular, the number of shares of our Class A common stock issued in connection with an investment or acquisition, or to raise additional equity capital, could constitute a material portion of our then-outstanding shares of our Class A common stock. In addition, we have reserved shares of Class A common stock for issuance under the 2018 Plan to our employees, directors, officers, and consultants. Any issuance of additional securities in the future may result in additional dilution to you or may adversely impact the price of our Class A common stock.
The market price for our Class A common stock may change significantly following the offering, and you may not be able to resell shares of our Class A common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.
It is possible that an active trading market for our Class A common stock will not be sustained, which could make it difficult for holders of our Class A common stock to sell their shares at an attractive price or at all. In addition, volatility in the market price of our Class A common stock may prevent stockholders from selling shares of our Class A common stock at or above the price they paid for them. Many factors, which are outside our control, may cause the market price of our Class A common stock to fluctuate significantly, including the following:
•
results of operations that vary from those of our competitors or the expectations of securities analysts and investors;

•
changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•
technology changes, changes in consumer behavior or changes in merchant relationships in our industry;

•
security breaches related to our systems or those of our merchants, affiliates or strategic partners;

•
changes in market valuations of, or earnings and other announcements by, companies in our industry;

•
declines in the market prices of stocks generally, particularly those of global payment companies;

•
announcements by us, our competitors or our strategic partners of significant contracts, new products, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;

•
changes in business, regulatory, economic or market conditions affecting our industry or the economy as a whole and, in particular, in the consumer spending environment;

•
investor perceptions of the investment opportunity associated with our Class A common stock relative to other investment alternatives;

•
announcements relating to litigation or governmental investigations;

•
guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•
the development and sustainability of an active trading market for our stock;

•
changes in accounting principles; and

•
other events or factors, including those resulting from system failures and disruptions, natural disasters, war, acts of terrorism or responses to these events.

Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our Class A common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A common stock is low.

USE OF PROCEEDS
The net proceeds to us from the sale of shares of Class A common stock in this offering will be approximately $      million, after deducting the underwriting discounts and commissions but before offering expenses. The net proceeds we received from the sale of shares of our Class A common stock in this offering will be used to purchase (i) LLC Interests and an equivalent number of shares of Class B common stock (which will then be canceled) from Blueapple pursuant to the EVO LLC Agreement, (ii) LLC Interests and an equivalent number of shares of Class D common stock (which shares will then be canceled) from entities affiliated with MDP (including through the purchase and exercise of a portion of the call option held by MDCP VI-C), pursuant to the Exchange Agreement, and (iii) shares of Class A common stock from MDCP VI-C.
Offering expenses will be paid by us using cash-on-hand.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK
Overview
The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our Class A common stock to a non-U.S. holder that purchases shares of our Class A common stock in this offering. For purposes of this summary, a non-U.S. holder means a beneficial owner of our Class A common stock that is neither a U.S. person nor a partnership for U.S. federal income tax purposes. A U.S. person is any of the following:
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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

In the case of a holder or other arrangement that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our Class A common stock, then you should consult your own tax advisor.
This summary is based upon the provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax consequences described in this summary. We have not sought and do not plan to seek any ruling from the IRS, with respect to the statements and conclusions set forth in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxes that may be relevant to non-U.S. holders in light of their personal circumstances, and does not address federal taxes other than the U.S. federal income tax, or address state, local or non-U.S. tax considerations. Special rules, not discussed here, may apply to certain non-U.S. holders, including:
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U.S. expatriates or former citizens or long-term residents of the United States;

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controlled foreign corporations;

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passive foreign investment companies; and

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pass-through entities (or investors in such entities) that are subject to special treatment under the Internal Revenue Code.

Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
This summary applies only to a non-U.S. holder that holds our Class A common stock as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code), and does not apply to any persons holding equity interests in us other than our Class A common stock.
If you are considering the purchase of our Class A common stock, you should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our Class A common stock, as well as the consequences to you arising under U.S. tax laws other than the federal income tax laws or under the laws of any other taxing jurisdiction.

Dividends
We do not currently anticipate paying any dividends to holders of our Class A common stock in the foreseeable future. If we make a distribution of cash or property (other than certain distributions of our Class A common stock) with respect to our Class A common stock (or complete a redemption that is treated as a distribution with respect to our Class A common stock), such distribution will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to you generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of the gross amount of the dividends. However, dividends that are effectively connected with the conduct of a trade or business by you within the United States and, in cases in which certain tax treaties require, are attributable to a U.S. permanent establishment maintained by you, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements including delivery of a properly executed IRS Form W-8ECI must be satisfied for effectively connected income to be exempt from U.S. federal withholding tax. Any such effectively connected dividends received by a foreign corporation may also be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their tax advisors regarding applicable tax treaties that may provide for different rules.
If the amount of a distribution paid on our Class A common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of Class A common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share, and thereafter as capital gain from a sale or other taxable disposition of such share of Class A common stock that is taxed to you as described below under “ — Gain on disposition of Class A common stock.” Your adjusted tax basis in a share of our Class A common stock is generally the purchase price of such share, reduced by the amount of any such tax-free returns of capital.
If you wish to claim the benefit of an applicable income tax treaty to avoid or reduce withholding of U.S. federal income tax on dividends, then you must (1) provide the withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and are eligible for treaty benefits, or (2) if you hold our Class A common stock through certain foreign intermediaries (including partnerships), satisfy the relevant certification requirements of applicable U.S. Treasury regulations by providing appropriate documentation to the intermediaries (which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries).
If you are eligible for a reduced rate of U.S. federal income tax pursuant to an income tax treaty, then you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.
Gain on disposition of Class A common stock
Subject to the discussion below under “— Additional withholding tax,” you generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our Class A common stock (other than a redemption that is treated as a distribution for U.S. federal income tax purposes and taxed as described above), unless:
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the gain is effectively connected with a trade or business you conduct in the United States, and, in cases in which certain tax treaties require, is attributable to a U.S. permanent establishment maintained by you;

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if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period ending on the date of the sale or other taxable disposition of our Class A common stock and (2) your holding period for our Class A common stock.
If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates. If you are a foreign corporation described in the first bullet point above, you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits or such lower rate as may be specified by an applicable income tax treaty. If you are an individual described in the second bullet point above, you will generally be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the disposition, which may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States) but may not be offset by any capital loss carryovers.
With respect to the third bullet point above, we believe that we are not currently, and we do not anticipate becoming, a United States real property holding corporation. However, because the determination of whether we are a U.S. real property holding corporation depends on the fair market value of our United States real property interests relative to the fair market value of our global real property interests and other business assets, there can be no assurance that we are not a United States property holding corporation and will not become one in the future. In the event we do become a United States real property holding corporation, as long as our Class A common stock is regularly traded on an established securities market, gain on a sale or disposition of our Class A common stock will generally be subject to taxation pursuant to the third bullet point above only if you actually or constructively held more than 5% of our Class A common stock at any time during the shorter of (1) the five-year period ending on the date of the sale or disposition of our Class A common stock or (2) your holding period for our Class A common stock. If gain on the sale or other taxable disposition of our Class A common stock were subject to taxation under the third bullet point above, you would be subject to regular U.S. federal income tax with respect to such gain in generally the same manner as a U.S. person and a 15% withholding tax would apply to the gross proceeds from such sale or other taxable disposition.
You should consult your tax advisor regarding potentially applicable income tax treaties that provide for different rules.
Information reporting and backup withholding tax
We must report annually to the IRS and to you the amount of any dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. The IRS may make this information available to the tax authorities in the country in which you are resident.
In addition, you may be subject to information reporting requirements and backup withholding (currently at a rate of 24%) with respect to dividends paid on, and the proceeds from the disposition of, shares of our Class A common stock, unless, generally, you certify to the withholding agent under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that you are not a U.S. person or you otherwise establish an exemption.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which you reside (or are established).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.
Additional withholding tax
Sections 1471 through 1474 of the Internal Revenue Code, commonly referred to as FATCA, generally impose a 30% withholding tax on dividends paid on our Class A common stock if the Class A common stock is held by or through:

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certain foreign financial institutions (including investment funds), unless the institution otherwise qualifies for an exemption or enters into an agreement with the U.S. Treasury (1) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and (2) to withhold 30% on certain payments; or

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a non-financial non-U.S. entity, unless the entity (1) either certifies to the applicable withholding agent or the IRS that the entity does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” or (2) otherwise establishes an exemption from such withholding tax.

While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
The rules described above may be modified by an intergovernmental agreement entered into between the United States and an applicable foreign country, or by future Treasury regulations or other guidance. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in our Class A common stock.
POTENTIAL PURCHASERS OF OUR CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK.

UNDERWRITING
We are offering the shares of Class A common stock described in this prospectus supplement through J.P. Morgan Securities LLC who is acting as the underwriter of the offering. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, 4,500,000 shares of Class A common stock.
The underwriter is committed to purchase all the shares of Class A common stock offered by us if it purchases any shares.
Subject to certain conditions, the underwriter has agreed to purchase the shares of Class A common stock from us at a price equal to $      per share, which will result in $      of proceeds to us, before expenses.
The underwriter may receive from purchasers of the Class A common stock nominal brokerage commissions in amounts agreed with the purchasers. The underwriter proposes to offer the Class A common stock purchased from us from time to time in one or more transactions, directly or indirectly through agents, on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, at a fixed price, which may be changed, or at negotiated prices. The offering of the shares of Class A common stock by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of Class A common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of shares for whom they may act as agents or to whom they may sell as principals. The underwriter may change the offering price and other selling terms. The difference between the price at which the underwriter purchases the Class A common stock and the price at which the underwriter resells such Class A common stock may be deemed underwriting compensation.
We estimate that the total expenses of this offering payable by us, including offering, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      . We have agreed to reimburse the underwriter for certain of its expenses in an amount up to $45,000.
A prospectus supplement in electronic format may be made available on the web sites maintained by the underwriter. The underwriter may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the representative to the underwriter that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not, subject to certain exceptions, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or confidentially submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Class A common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Class A common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter for a period of 30 days after the date of this prospectus supplement.
In addition, in connection with this offering, entities and individuals affiliated with MDP and Blueapple have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these entities, subject to certain exceptions, for a period of 30 days after the date of this prospectus supplement, may not, without the prior written consent of the underwriter, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock (including, without limitation, Class A common stock or such other securities which may be deemed to be beneficially owned by such entities in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A common stock or such other securities, whether any such transaction described in clause (1) or this clause (2) is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise, or (3) cause to be filed or confidentially submitted any registration statement for the registration of any shares of our Class A common stock or any security convertible into or exercisable or exchangeable for our Class A common stock.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
Sales of any shares made outside of the United States may be made by affiliates of the underwriter.
Our Class A common stock is listed on the Nasdaq under the symbol “EVOP.”
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of our Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of our Class A common stock, which involves the sale by the underwriter of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our Class A common stock in the open market that could adversely affect investors who purchase in this offering.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriter purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriter that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock, and, as a result, the price of our Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the Securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the Securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in the European Economic Area and the United Kingdom
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended) (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
Notice to prospective investors in the United Kingdom
This prospectus supplement and the accompanying base prospectus and any other material in relation to the shares are only being distributed to and are only directed at persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “relevant persons.” The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons.
In addition, in the United Kingdom, the shares may not be offered other than by an underwriter that:
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has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA is complied with or does not apply; and

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has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to prospective investors in France
Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be (1) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (2) used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:
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to qualified investors (investisseurs restraint) and/or to a restricted circle of investors (cercle restraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

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to investment services providers authorized to engage in portfolio management on behalf of third parties; or

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in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public á l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to prospective investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to prospective investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan, or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to prospective investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.
Notification under Section 309(B)(1)(c) of the SFA
We have determined that the shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia, or Corporations Act) in relation to the common stock has been or will be lodged with the Australian Securities & Investments Commission, or ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia: (a) you confirm and warrant that you are either: (i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act; (2) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; (3) a person associated with the company under section 708(12) of the Corporations Act; or (4) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and (b) you warrant and agree that you will not offer any of the common stock for resale in Australia within 12 months of that common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Notice to prospective investors in the Dubai International Financial Centre, or DIFC
This prospectus supplement relates to an Exempt Offer in accordance with the Market Rules 2012 of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Market Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in China
This prospectus supplement does not constitute a public offer of the shares offered by this prospectus supplement, whether by sale or subscription, in the People’s Republic of China, or the PRC. The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.
Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this prospectus supplement are required by the issuer and its representatives to observe these restrictions.
Notice to prospective investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the shares described herein. The shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations and neither this prospectus supplement nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.
Other Relationships
The underwriter has provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which it have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for its own account or the account of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

LEGAL MATTERS
King & Spalding LLP, Atlanta, Georgia, will pass upon the validity of the Class A common stock offered hereby on our behalf. Latham & Watkins LLP, New York, New York, will pass upon certain legal matters in connection with this offering on behalf of the underwriter.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
EVO Payments, Inc.
CLASS A COMMON STOCK

EVO Payments, Inc. may, from time to time, in one or more offerings, offer and sell shares of its Class A common stock, par value $0.0001 per share (the “Class A common stock”), as described in this prospectus. In addition, selling stockholders as may be named in one or more prospectus supplements may offer and sell, from time to time and in one or more offerings, shares of our Class A common stock. The specific amount, price and terms of the offers and sales of shares of Class A common stock will be determined at the time of any offering and set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the shares covered by such prospectus supplement. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.
The shares of our Class A common stock may be offered directly by us or any selling stockholders, through agents designated from time to time or to or through one or more underwriters or dealers or directly to purchasers, on a continuous or delayed basis. If any agents, dealers or underwriters are involved in the sale of any of the shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us, any selling stockholders and them, as applicable, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No shares of our Class A common stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such shares.
Our Class A common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “EVOP.”

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.
Investing in our Class A common stock involves risks. You should carefully consider the risks described under “Risk Factors” on page 4 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and any other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of our Class A common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 3, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) using the “automatic shelf” registration process. Under this process, we and any selling stockholders to be named in a prospectus supplement, or an amendment to the registration statement of which this prospectus is a part, may offer and sell the shares of our Class A common stock described in this prospectus, from time to time, in one or more offerings, in any manner described below under the heading “Plan of Distribution.” We may provide a prospectus supplement containing specific information about the terms of a particular offering or file an amendment to the registration statement of which this prospectus is a part. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. Any prospectus supplement or any related free writing prospectus that we authorize to be provided to you may add, update or change information in this prospectus or in any documents that we have incorporated by reference in this prospectus. If the information in this prospectus is inconsistent with the information in any applicable prospectus supplement, any applicable amendment or any applicable free writing prospectus, you should rely on the information in that prospectus supplement, amendment or free writing prospectus; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement or any applicable free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Before making an investment in our Class A common stock, you should read both this prospectus and, if applicable, any prospectus supplement or any free writing prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” and “Incorporation by Reference” for more information.
Neither we nor any selling stockholders have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and any selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus or any accompanying prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of our Class A common stock other than the registered shares to which they relate, and this prospectus or any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.
Except as otherwise indicated or required by the context, references to:
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“EVO,” “we,” “us,” “our,” “our company” and the “Company,” refer to EVO Payments, Inc., a Delaware corporation, together with its consolidated subsidiary, EVO Investco, LLC.

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“EVO LLC” refers to EVO Investco, LLC, a Delaware limited liability company, and, unless otherwise stated, all of its direct and indirect subsidiaries.

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the “shares” refers to the shares of our Class A common stock registered hereby.

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“IPO” refers to our initial public offering, which was completed on May 25, 2018, of 16,100,000 shares of our Class A common stock at a public offering price of $16.00 per share.

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“Reorganization Transactions” refers to the organizational transactions completed in connection with our IPO as described in “Part I — Item 1. Business — Organizational structure and corporate information” of our Annual Report on Form 10-K for the year ended December 31, 2018.

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“Continuing LLC Owners” refers collectively to the holders of our Class B common stock, Class C common stock and Class D common stock immediately following the IPO, which includes Blueapple, entities affiliated with MDP, our executive officers and certain of our current and former employees.

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“LLC Interests” refers to the single class of common membership interests of EVO LLC. An “LLC Interest” refers to a single common membership interest of EVO LLC.

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“Blueapple” refers to Blueapple, Inc., a Delaware S corporation, which is controlled by entities affiliated with our founder and Chairman of our board of directors, Rafik R. Sidhom.

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“MDP” refers to Madison Dearborn Partners, LLC.

OUR COMPANY
Founded in 1989, we are a global merchant acquirer and payment processor servicing more than 550,000 merchants in North America and Europe and processing more than 950 million transactions in North America and approximately 2.1 billion transactions in Europe annually. We operate at the center of global electronic commerce with local operations in 11 countries, with the ability to serve 50 markets around the world through our three proprietary, in-market processing platforms that are connected by a single point of integration. We differentiate ourselves from our competitors through (1) a highly productive and scaled sales distribution network, including exclusive global financial institution referral partnerships, (2) our three proprietary, in- market processing platforms, and (3) a comprehensive suite of payment and commerce solutions. We believe these points of differentiation allow us to deliver strong organic growth, increase market share, and attract additional financial institution, technology and other strategic partner relationships.
We are one of only four global merchant acquirers and are well positioned in some of the most attractive markets worldwide, including the United States, Canada, Mexico and Europe. We classify our business into two segments: North America and Europe. The alignment of our segments is designed to establish lines of business that support the geographical markets we operate in and allow us to further globalize our solutions while working seamlessly with our teams across these markets. Our business, both domestically and abroad, is supported by partnerships with independent software vendors, integrated software dealers and eCommerce gateway providers, which we refer to as our Tech-enabled division. These partnerships function by way of a technical integration between us and the third party in which the third party seamlessly passes information to our systems to streamline the merchant boarding process. We have emerged as a preferred partner for these third-party referral partners because of our ease of integration through our proprietary solutions, high merchant satisfaction levels driven by the quality of our service, the ease and speed of our boarding systems for new merchants, and our consistent and transparent approach to risk and underwriting.
Our business is also supported by our Direct division, which includes long-term, exclusive referral relationships with fourteen leading financial institutions. In the aggregate, these banks represent more than 13,000 branch locations which actively pursue new merchant relationships on our behalf every day. These financial institutions provide us with access to their brands, significantly enhancing our credibility and recognition. We build and maintain a direct relationship with our merchants in order to control our sales, price negotiation, underwriting, boarding and support processes. We also drive growth through our extensive direct sales capabilities and relationships. Finally, our Traditional division is our heritage U.S. portfolio composed of ISO relationships.
We are focused on delivering products and services that provide the most value and convenience to our merchants. Our payment and commerce solutions consist of our own products as well as services that we enable through technical integrations with third-party providers. Our value-added solutions include gateway solutions, online fraud prevention and management reporting, online hosted payments page capabilities, security tokenization and encryption solutions at the point-of-sale, and online, dynamic currency conversion, loyalty offers, and other ancillary solutions. We offer processing capabilities tailored to specific industries and provide merchants with recurring billing, multi-currency authorization and settlement and cross-border processing. Our global footprint and ease of integration consistently attract new partner relationships, allowing us to develop a robust integrated solutions partner network and uniquely positioning us to stay ahead of major trends in each of our markets.
We operate three proprietary, in-house processing platforms, all connected via our EVO Snap solution and each supporting a different geographic region. EVO Snap provides a technical connection to our regional processing systems and a central point of integration for all third-party product partners. Importantly, our platforms allow us to address the specific needs of specific payment markets and to control the entire customer experience. In-market processing also allows us to directly address merchant and regulatory concerns regarding the flow of cardholder data and other sensitive information. Our systems also provide scale efficiencies which minimize our variable costs as merchant counts and transaction volumes increase.
We operate as an intermediary between merchants and card networks, collecting a series of fees primarily driven by the number and value of transactions processed. In addition, we generate fees for the value-added services and more advanced technology solutions that we increasingly provide to our merchants.

RISK FACTORS
An investment in our Class A common stock involves risks. You should carefully consider the information set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q and periodic reports the Company has filed and may file with the SEC from time to time under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as well as the other information contained in or incorporated by reference in this prospectus or in any applicable prospectus supplement, before purchasing shares of our Class A common stock. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. If any of those risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our Class A common stock could decline, and you could lose part or all of your investment. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to the specific offering.

SELLING STOCKHOLDERS
We may register the shares of our Class A common stock for resale by certain selling stockholders. Information about selling stockholders, where applicable, including their identities, the number of shares of Class A common stock registered and offered on their behalf, their beneficial ownership and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. No selling stockholder shall sell any shares of our Class A common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes important terms of our capital stock and is qualified in its entirety by reference to our amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”), which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware General Corporation Law (“DGCL”). This summary does not purport to be complete and may not contain all the information that is important to you.
Our certificate of incorporation authorizes the issuance of 286 million shares of capital stock, including 200 million shares of Class A common stock par value $0.0001 per share; 40 million shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”); 4 million shares of Class C common stock, par value $0.0001 per share (the “Class C common stock”); 32 million shares of Class D common stock, par value $0.0001 per share (the “Class D common stock”); and 10 million shares of preferred stock, par value $0.0001 per share (the “preferred stock”).
Holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.
Class A common stock
Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.
Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.
Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to our Class A common stock.
Class B common stock
Holders of shares of our Class B common stock are entitled to 15.9% of the combined voting power in all matters presented to our stockholders generally, including the election of directors. The holders of our Class B common stock do not have cumulative voting rights in the election of directors.
Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a dissolution or liquidation or the sale of all or substantially all of our assets. Additionally, holders of shares of our Class B common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B common stock. Our Class B common stock is non-transferable, other than in connection with a transfer of the related LLC Interests to a permitted transferee under the EVO LLC Agreement (as described under “Certain Contractual Arrangements with Certain Stockholders — EVO LLC agreement” herein), in which case a like number of shares of Class B common stock must be transferred to the permitted transferee.
Blueapple, which is controlled entities affiliated with our founder and Chairman of our board of directors, owns 100% of our outstanding Class B common stock. Our certificate of incorporation contains certain ownership restrictions providing that Blueapple cannot hold in the aggregate more than 15.9% of our voting or economic interest. Accordingly, any acquisition by Blueapple of any of our equity in the public markets that would cross these thresholds would be void and will not be respected. These restrictions also apply to certain family members of our founder and certain entities affiliated with our founder and his family members.
If at any point the aggregate number of LLC Interests beneficially owned by Blueapple is less than 3% of the total number of LLC Interests outstanding, then all shares of Class B common stock will be automatically redeemed by us for no consideration and immediately canceled. Additionally, on May 25, 2021 (the third anniversary of the consummation of the IPO), all outstanding shares of Class B common stock will be automatically canceled without the payment of any consideration. We will not reissue any canceled shares of Class B common stock.
Class C common stock
Holders of Class C common stock are entitled to cast 3.5 votes for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, with the number of shares of Class C common stock held by each holder being equivalent to the number of LLC Interests held by such holder. The voting rights associated with our Class C common stock are capped so that the aggregate voting power of all shares of Class C common stock outstanding, when taken together with any shares of Class A common stock that are subject to vesting or forfeiture held by our employees or directors, will not exceed 20% of the combined voting power in us. Holders of our Class C common stock do not have cumulative voting rights in the election of directors.
Holders of our Class C common stock do not have any right to receive dividends or to receive a distribution upon a dissolution or liquidation or the sale of all or substantially all of our assets. Additionally, holders of shares of our Class C common stock do not have preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to the Class C common stock. Following the earlier of (1) May 25, 2021 (the third anniversary of the consummation of the IPO) and (2) the date on which the holder of such Class C common stock is no longer employed by us, such shares of Class C common stock will automatically convert on a one-for-one basis into shares of our Class D common stock. Our Class C common stock is non-transferable, other than in connection with a transfer of the related LLC Interests to a permitted transferee under the EVO LLC Agreement, in which case a like number of shares of Class C common stock must be transferred to the permitted transferee.
Shares of Class C common stock will only be issued in the future to the extent necessary to maintain a one-to-one ratio between the number of LLC Interests held by Continuing LLC Owners that are holders of Class C common stock and the number of shares of Class C common stock issued to Continuing LLC Owners. Shares of Class C common stock will be canceled on a one-for-one basis if we, at the election of a Continuing LLC Owner, redeem or exchange LLC Interests of such Continuing LLC Owner that are holders of Class C common stock pursuant to the terms of the EVO LLC Agreement.
Class D common stock
Holders of shares of our Class D common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, with the number of shares of Class D common stock held by each holder being equivalent to the number of LLC Interests held by such holder. The holders of our Class D common stock do not have cumulative voting rights in the election of directors.
Holders of our Class D common stock do not have any right to receive dividends or to receive a distribution upon a dissolution or liquidation or the sale of all or substantially all of our assets. Additionally, holders of shares of our Class D common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class D common stock. Our Class D common stock is non-transferable, other than in connection with a transfer of the related LLC Interests to a permitted transferee under the EVO LLC Agreement, in which case a like number of shares of Class D common stock must be transferred to the permitted transferee.
MDP and certain current and former employees own 100% of our outstanding Class D common stock, with the number of shares of Class D common stock held by any such Continuing LLC Owner being equivalent to the number of LLC Interests held by such Continuing LLC Owner.

Shares of Class D common stock will only be issued in the future (1) to the extent necessary to maintain a one-to-one ratio between the number of LLC Interests held by Continuing LLC Owners that are holders of Class D common stock and the number of shares of Class D common stock issued to Continuing LLC Owners and (2) upon conversion of our Class C common stock. Shares of Class D common stock will be canceled on a one-for-one basis if we, at the election of a Continuing LLC Owner, redeem or exchange LLC Interests held by such Continuing LLC Owner pursuant to the terms of the EVO LLC Agreement.
Preferred stock
Our certificate of incorporation permits our board of directors to issue up to 10 million shares of preferred stock from time to time in one or more classes or series and may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are currently outstanding, and we have no present plan to issue any shares of preferred stock.
Anti-takeover effects of Delaware law and our certificate of incorporation and bylaws
The provisions of the DGCL, and our certificate of incorporation and bylaws, could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.
Election and removal of directors.   Our board of directors is divided into three classes, Group I, Group II and Group III. The initial terms of Group I directors will expire at the first annual meeting of our stockholders following the filing of our certificate of incorporation. The initial terms of Group II directors will expire at the second annual meeting of our stockholders following the filing of our certificate of incorporation. The initial terms of Group III directors will expire at the third annual meeting of our stockholders following the filing of our certificate of incorporation. Following their initial terms, each class of directors will be elected for a three-year term. Our directors may be removed only by the affirmative vote of at least 66 2∕3% of all classes of our then-outstanding common stock, voting together as a single class, and only for cause. This system of electing and removing directors generally makes it more difficult for stockholders to replace a majority of our directors.
Authorized but unissued capital stock.   The authorized but unissued shares of our Class A common stock, Class B common stock, Class C common stock, Class D common stock and preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Stockholder action; advance notification of stockholder nominations and proposals.   Our bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent. Our certificate of incorporation also requires that special meetings of stockholders be called only by a majority of our board of directors or our Chairman. Additionally, our bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders.

Additionally, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Amendment to certificate of incorporation and bylaws.   The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or, in addition to any other vote otherwise required by law, the approval by holders of a majority of the voting power of all of the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class. Additionally, the approval by holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal or to adopt any provision inconsistent with, among others, the “Election and removal of directors,” “Exclusive jurisdiction of certain actions,” “Corporate opportunity doctrine,” “Amendments to Certificate of Incorporation and Bylaws” and “Business Combinations” provisions described in our certificate of incorporation. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our certificate of incorporation and our bylaws.
No cumulative voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation expressly prohibits cumulative voting.
Exclusive jurisdiction of certain actions.   Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Business combinations.   We have opted out of Section 203 of the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our certificate of incorporation provides that Blueapple, MDP and any of their respective affiliates and any of their respective permitted transferees receiving 15% or more of our outstanding voting stock will not constitute “interested stockholders” for purposes of this provision.
Corporate opportunity doctrine
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than those opportunities presented to our officers, directors, stockholders or affiliates acting in their capacity as our employee or director. Our certificate of incorporation also provides that, to the fullest extent permitted by law, any director or stockholder who is not employed by us or our affiliates will not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any director or stockholder, other than director or stockholder who is not employed by us or our affiliates acting in their capacity as our director or stockholder who is not employed by us or our affiliates, acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. To the fullest extent permitted by Delaware law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the corporation or its subsidiaries unless (a) we or our subsidiaries would be permitted to undertake such transaction or opportunity in accordance with our certificate of incorporation, (b) we or our subsidiaries, at such time have sufficient financial resources and are legally able to undertake such transaction or opportunity, (c) we have an interest or expectancy in such transaction or opportunity, and (d) such transaction or opportunity would be in the same or similar line of our or our subsidiaries’ business in which we or our subsidiaries are engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.
Limitations of liability and indemnification matters
Our bylaws limit the liability of our directors to the fullest extent permitted by applicable law and provide that we will indemnify them to the fullest extent permitted by such law. We have also entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new director or executive officer.
Transfer agent and registrar
The transfer agent and registrar for our Class A common stock is Computershare Trust Company N.A.

CERTAIN CONTRACTUAL ARRANGEMENTS WITH CERTAIN STOCKHOLDERS
In connection with our IPO and related reorganization, we entered into several agreements to define and regulate the governance and control relationships among us, EVO LLC and certain of our stockholders. The following provides a summary of the material provisions of the agreements discussed. However, these summaries do not purport to be complete, and they are subject to, and qualified in their entirety by reference to, the complete text of the agreements, which are filed as exhibits to the registration statement of which this prospectus forms a part. You should carefully read each agreement discussed.
EVO LLC agreement
In connection with the IPO, we and the Continuing LLC Owners entered into the second amended and restated limited liability company agreement dated as of May 22, 2018 (the “EVO LLC Agreement”).
Appointment as manager.   Under the EVO LLC Agreement, we became a member and the sole manager of EVO LLC. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of EVO LLC without the approval of any other member. As such, we, through our officers and directors, will be responsible for all operational and administrative decisions of EVO LLC and the day-to-day management of EVO LLC’s business. Pursuant to the terms of the EVO LLC Agreement, we cannot, under any circumstances, be removed as the sole manager of EVO LLC except by our election.
Compensation.   We are not entitled to compensation for our services as manager. We are entitled to reimbursement by EVO LLC for fees and expenses incurred on behalf of EVO LLC, including all expenses associated with any offering of shares of our Class A common stock under this prospectus and any prospectus supplement and maintaining our corporate existence.
Distributions.   The EVO LLC Agreement requires “tax distributions” to be made by EVO LLC to its members, as that term is defined in the agreement, except to the extent such distributions would render EVO LLC insolvent or are otherwise prohibited by law, our first lien senior secured credit facility pursuant to our credit agreement dated as of December 22, 2016, and amended on October 24, 2017, April 3, 2018, and June 14, 2018 (together, our “Senior Secured Credit Facilities”) or any of our future debt agreements. Tax distributions will be made as and when members are required to make estimated payments or file tax returns, which we expect will be approximately on a quarterly basis, to each member of EVO LLC, including us, based on such member’s allocable share of the taxable income of EVO LLC and an assumed tax rate that will be determined by us. For this purpose, the taxable income of EVO LLC, and the members’ allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that are personal to any member, including as a result from our deemed or actual purchase of an LLC Interest from the Continuing LLC Owners (as described below under “— Tax receivable agreement”). The assumed tax rate that we expect to use for purposes of determining tax distributions from EVO LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to any one of EVO LLC’s members, regardless of the actual final tax liability of any such member. We expect EVO LLC may make distributions out of distributable cash periodically to enable us to cover our operating expenses and other obligations, including our obligations under the TRA (as described below under “— Tax receivables agreement”), as well as to make dividend payments, if any, to the holders of our Class A common stock, except to the extent such distributions would render EVO LLC insolvent or are otherwise prohibited by law, our Senior Secured Credit Facilities or any of our future debt agreements.
In addition, a final accounting for tax distributions under the EVO LLC Agreement in respect of the taxable income of EVO LLC that ends on the closing date of any offering of shares of our Class A common stock under this prospectus and any prospectus supplement will be made by EVO LLC following consummation of such offering and, based on such final accounting, EVO LLC will make a tax distribution to the Continuing LLC Owners in accordance with the applicable terms of the EVO LLC Agreement to the extent of any shortfall in the amount of tax distributions the Continuing LLC Owners received prior to the closing date of this offering with respect to taxable income of EVO LLC of such fiscal year that will be allocated to the Continuing LLC Owners pursuant to Section 706 of the Internal Revenue Code.
Transfer restrictions.   The EVO LLC Agreement generally does not permit transfers of LLC Interests by members, subject to certain limited exceptions. Any transferee of LLC Interests must assume, by operation of law or written agreement, all of the obligations of a transferring member with respect to the transferred units, even if the transferee is not admitted as a member of EVO LLC.
Common unit sale and exchange rights.   The EVO LLC Agreement provides certain sale and exchange rights to the Continuing LLC Owners that entitles each Continuing LLC Owner to have all or a portion of its LLC Interests purchased by us or exchanged for Class A common stock, as applicable, or redeemed by EVO LLC.
Pursuant to the EVO LLC Agreement, upon receipt of a sale notice from Blueapple with respect to its LLC Interests, we will use our commercially reasonable best efforts to pursue a public offering of shares of our Class A common stock and use the net proceeds therefrom to purchase LLC Interests from Blueapple. We may elect, at our option (determined solely by our independent directors (within the meaning of the rules of Nasdaq) who are disinterested), to cause EVO LLC to instead redeem the applicable LLC Interests for cash; provided that Blueapple consents to any election by us to cause EVO LLC to redeem the LLC Interests. Blueapple is not entitled to deliver more than four sale notices in the aggregate that are ultimately settled as purchases of LLC Interests from the net proceeds of a public offering of Class A common stock during any twelve-month period. Any public offerings conducted by MDP pursuant to the exercise of its registration rights pursuant to the Registration Rights Agreement (as described below under “— Registration rights agreement”) where we register shares to purchase LLC Interests from Blueapple also count as sale notices for purposes of this limitation.
Each Continuing LLC Owner (other than Blueapple) has an exchange right providing that, upon receipt of an exchange notice from such Continuing LLC Owner, we will exchange the applicable LLC Interests for newly issued shares of our Class A common stock on a one-for-one basis pursuant to the Exchange Agreement (as described below under “— Exchange agreement”). Upon our receipt of such an exchange notice, we may elect at our option (determined solely by our independent directors (within the meaning of the rules of Nasdaq) who are disinterested), to cause EVO LLC to instead redeem the applicable LLC Interests for cash; provided that such Continuing LLC Owner consents to any election by us to cause EVO LLC to redeem the LLC Interests. In the event that a Continuing LLC Owner does not consent to an election by us to cause EVO LLC to redeem the LLC Interests, we are required to exchange the applicable LLC Interests for newly issued shares of Class A common stock.
Any LLC Interests purchased from Blueapple following the completion of a public offering of shares of our Class A common stock will be purchased for cash at a price per LLC Interest equal to the price per share of such Class A common stock sold (after deducting underwriting discounts and commissions) in the offering. Any LLC Interests redeemed by EVO LLC from any Continuing LLC Owner will be redeemed at a price per LLC Interest equal to a volume-weighted average market price of one share of our Class A common stock for each LLC Interest (subject to customary adjustments, including for stock splits, stock dividends and reclassifications).
If we elect to cause EVO LLC to redeem LLC Interests in lieu of pursuing a public offering or exchanging LLC Interests for newly issued shares of our Class A common stock, we will offer the other Continuing LLC Owners the right to have their respective LLC Interest redeemed in an amount up to such person’s pro rata share of the aggregate LLC Interests to be redeemed. We are not be required to redeem any LLC Interest from Blueapple or any other Continuing LLC Owner in response to a sale notice from Blueapple if we elect to pursue, but are unable to complete, a public offering of shares of our Class A common stock.
Each Continuing LLC Owner’s exchange rights are subject to certain customary limitations, including the absence of any liens or encumbrances on such LLC Interest to be purchased or redeemed. The settlement of a purchase of LLC Interests from Blueapple is subject to the consummation of a public offering generating sufficient net proceeds to us to purchase the applicable LLC Interests, subject to customary cutback provisions. Any Continuing LLC Owner (other than Blueapple) may condition the settlement of any exchange of LLC Interests from such Continuing LLC Owner on the closing of an underwritten offering of the shares of our Class A common stock to be issued in connection with the settlement.
Pursuant to the Registration Rights Agreement described below, MDP has customary registration rights, and all Continuing LLC Owners (other than Blueapple) have customary piggyback registration rights, including piggyback rights with respect to any public offering conducted in response to our receipt of a sale notice from Blueapple. Pursuant to the EVO LLC Agreement, Blueapple also has the right, in connection with any public offering we conduct (including any offering conducted as a result of an exercise by MDP of its registration rights), to request that we use our commercially reasonable best efforts to include shares of our Class A common stock as part of such public offering and use the net proceeds therefrom to purchase a like amount of its LLC Interests. Our requirement to pursue public offerings and purchase of LLC Interests from Blueapple for cash in connection with any offering is subject to customary cutback provisions typical for registration rights agreements.
In addition, we agree under the Registration Right Agreement to maintain a registration statement with respect to the issuance of the Class A common stock to be issued upon exchange of any outstanding LLC Interests pursuant to the exchange rights described above.
Any time we purchase LLC Interests from any Continuing LLC Owner, our ownership of LLC Interests will increase. Whether by purchase or redemption, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of our outstanding shares of Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
In connection with any purchase or redemption of LLC Interests from a Continuing LLC Owner, the Continuing LLC Owner is required to surrender a number of shares of our Class B common stock (to the extent still outstanding), Class C common stock, or Class D common stock, as applicable, registered in the name of such Continuing LLC Owner, which we will cancel for no consideration on a one-for-one basis with the number of LLC Interests purchased or redeemed.
Maintenance of one-to-one ratio between shares of Class A common stock and LLC Interests.   The EVO LLC Agreement requires EVO LLC to take all actions with respect to its LLC Interests, including reclassifications, distributions, divisions or recapitalizations, to maintain at all times a one-to-one ratio between the number of LLC Interests owned by us and the number of shares of our Class A common stock outstanding. This ratio requirement disregards (1) shares of our Class A common stock under unvested options issued by us, (2) treasury stock and (3) preferred stock or other debt or equity securities (including warrants, options or rights) issued by us that are convertible into or exercisable or exchangeable for shares of Class A common stock, except to the extent we have contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, to the equity capital of EVO LLC. In addition, this Class A common stock ratio requirement disregards all LLC Interests at any time held by any other person, including the Continuing LLC Owners. If we issue, transfer or deliver from treasury stock or purchase shares of Class A common stock in a transaction not contemplated by the EVO LLC Agreement, we as manager have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries or purchases, the number of outstanding LLC Interests we own equals, on a one-for-one basis, the number of outstanding shares of Class A common stock. If we issue, transfer or deliver from treasury stock or purchase or redeem any of our preferred stock in a transaction not contemplated by the EVO LLC Agreement, we as manager have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries purchases or redemptions, we hold (in the case of any issuance, transfer or delivery) or cease to hold (in the case of any purchase or redemption) equity interests in EVO LLC which (in our good faith determination) are in the aggregate substantially equivalent to our preferred stock so issued, transferred, delivered, purchased or redeemed. EVO LLC is prohibited from undertaking any subdivision (by any split of units, distribution of units, reclassification, recapitalization or similar event) or combination (by reverse split of units, reclassification, recapitalization or similar event) of the LLC Interest that is not accompanied by an identical subdivision or combination of our Class A common stock to maintain at all times a one-to-one ratio between the number of LLC Interests owned by us and the number of outstanding shares of our Class A common stock, subject to exceptions.
Issuance of LLC Interests upon exercise of options or issuance of other equity compensation.   Upon the exercise of options issued by us, or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we have the right to acquire from EVO LLC a number of LLC Interests equal to the number of our shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of EVO LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution in EVO LLC equal to the aggregate value of such shares of Class A common stock and EVO LLC will issue to us a number of LLC Interests equal to the number of shares we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of EVO LLC or its subsidiaries, then we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to EVO LLC (or the applicable subsidiary of EVO LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of EVO LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to EVO LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, EVO LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in EVO LLC equal to the purchase price for such shares in exchange for an equal number of LLC Interests.
Dissolution.   The EVO LLC Agreement provides that the unanimous consent of all members holding voting units is required to voluntarily dissolve EVO LLC. In addition to a voluntary dissolution, EVO LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up EVO LLC; (2) second, to pay debts and liabilities owed to creditors of EVO LLC, other than members; (3) third, to pay debts and liabilities owed to members; and (4) fourth, to the members pro-rata in accordance with their respective percentage ownership interests in EVO LLC (as determined based on the number of LLC Interests held by a member relative to the aggregate number of all outstanding LLC Interests).
Amendment.   The EVO LLC Agreement provides that it may be amended or modified by us as the manager. However, no amendment or modification, whether by merger, consolidation or otherwise, (1) to the amendment provisions of the EVO LLC Agreement may be made without the prior written consent of each member of EVO LLC, (2) to any of the terms and conditions of the EVO LLC Agreement that expressly require the approval or action of certain persons may be made without obtaining the consent of the requisite number or specified percentage of such persons who are entitled to approve or take action on such matter, and (3) to any of the terms and conditions of the EVO LLC Agreement may be made without the prior written consent of any member of EVO LLC to the extent such amendment or modification adversely affects the rights or powers of such member or imposes additional obligations on such member.
Indemnification.   The EVO LLC Agreement provides for indemnification by EVO LLC of the manager, members and officers of EVO LLC and EVO LLC’s subsidiaries or affiliates. Under the EVO LLC Agreement, EVO LLC also agrees, subject to certain limitations, to indemnify the Continuing LLC Owners against losses, claims, actions, damages, liabilities and expenses related to any public offering of shares of our Class A common stock where we use the net proceeds therefrom to purchase LLC Interests from the Continuing LLC Owners.
Exchange agreement
In connection with the completion of the IPO, we entered into an exchange agreement dated as of May 22, 2018 (as amended on November 5, 2018, the “Exchange Agreement”) with the Continuing LLC Owners (other than Blueapple) providing for the exchange of Class A common stock for LLC Interests in accordance with the exchange rights described in “— EVO LLC agreement — Common unit sale and exchange rights.”
In addition to the exchange rights described above, an affiliate of MDP is the holder of a call option that provides the holder the option to directly or indirectly purchase, from MDCP VI-C, LLC Interests. Pursuant to the Exchange Agreement, the affiliate has the right to require a purchase and simultaneous exercise of all or a portion of the call option by us. The aggregate value of the consideration paid by us to acquire any LLC Interests pursuant to the call option (i.e., the sum of the call option purchase price and the call option exercise price) will be the same as if we had acquired the relevant LLC Interests directly pursuant to the sale and exchange mechanics under the Exchange Agreement and may be paid in either cash or in shares of Class A common stock at our option; provided that if the call option holder does not consent to the receipt of shares of Class A common stock, the request for us to purchase and exercise the call option shall be deemed withdrawn.
Registration rights agreement
In connection with the completion of the IPO, we entered into a registration rights agreement dated as of May 22, 2018 (the “Registration Rights Agreement”) providing MDP with customary demand registration rights that require us to register shares of Class A common stock held by it, including any Class A common stock received upon our exchange of its LLC Interests. MDP is not entitled to demand registration of shares of Class A common stock it holds or receives in exchange for LLC Interests more than four times during any twelve-month period. The delivery of any sale notice by Blueapple pursuant to the EVO LLC Agreement settled by our undertaking a public offering in which MDP participates also counts as a demand registration for purposes of this limitation.
Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement on Form S-3 for the sale or distribution of the registrable securities of certain parties to the Registration Rights Agreement, including MDP and Blueapple.
All Continuing LLC Owners (other than Blueapple) also received customary piggyback registration rights with respect to any public offering by us, including the right to participate on a pro rata basis in any public offering we conduct in response to our receipt of a sale notice from Blueapple.
Director nomination agreement
In connection with the IPO, we and MDP entered into a director nomination agreement. The director nomination agreement provides MDP with the right to designate for nomination two of our seven directors. We are required, to the extent permitted by applicable law, to take all necessary action to cause our board of directors and the nominating and corporate governance committee to include such designees, as applicable, in the slate of director nominees for election by our stockholders. The designees are divided among the three classes of our board of directors with one designee as a Group II director and one designee as a Group III director. Pursuant to the director nomination agreement, we also agreed not to, without MDP’s prior consent, take any action to (1) increase the size of our board of directors to more than seven (2) declassify our board of directors or (3) amend our bylaws to provide for a voting standard in the election of directors other than plurality voting.
MDP’s right to designate two directors will terminate once MDP no longer holds at least 15% of the voting power of our outstanding voting stock. MDP will thereafter have the right to designate one director until such time as MDP no longer holds at least 5% of the voting power of our outstanding voting stock. MDP is entitled to designate the replacement of any of its board designees whose service terminates prior to the end of the director’s term, regardless of MDP’s voting power at the time.
Indemnification of directors and officers
We entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the DGCL against expenses, losses and liabilities that may arise in connection with actual or threatened proceedings, in which they are involved by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Our bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, and our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.
Tax receivable agreement
For purposes of this discussion of the tax receivable agreement dated as of May 25, 2018 (the “TRA”), the Continuing LLC Owners include the MDP affiliate who owns the call option and the MDP affiliate that owns the LLC Interests subject to the call option described above. We used all of the net proceeds from the IPO to purchase LLC Interests directly from EVO LLC. We expect to obtain an increase in our share of the tax basis of the assets of EVO LLC from future purchases or redemptions of LLC Interests that result from Continuing LLC Owners exercising their rights to have LLC Interests purchased by us (including through the call option held by an affiliate of MDP as described above) or redeemed by EVO LLC, which we intend to treat, to the extent the law allows, as our direct purchase of LLC Interests from a Continuing LLC Owner for U.S. federal income and other applicable tax purposes (such basis increases, the “Basis Adjustments”). Any Basis Adjustment will have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities, to the extent we would otherwise have had net taxable income on which we would have been required to pay income tax. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.
In connection with the transactions described above, we entered into the TRA with the Continuing LLC Owners that provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions described above, including increases in the tax basis of the assets of EVO LLC attributable to payments made under the TRA and deductions attributable to imputed interest payments pursuant to the TRA. EVO LLC intends to have in effect an election under Section 754 of the Internal Revenue Code effective for each taxable year in which a purchase or redemption of LLC Interests for cash occurs. These tax benefit payments are not conditioned upon one or more of the Continuing LLC Owners maintaining a continued ownership interest in either EVO LLC or us. The Continuing LLC Owners’ rights under the TRA are assignable to permitted transferees of their LLC Interests (other than EVO LLC or us as transferee pursuant to a purchase or redemption of LLC Interests). We will benefit from the remaining 15% of the tax benefits, if any, that we may actually realize.
The actual Basis Adjustments, as well as any amounts paid to the Continuing LLC Owners under the TRA will vary depending on a number of factors, including:
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the timing of any subsequent purchases or redemptions — for instance, the Basis Adjustments resulting from a purchase or redemption of LLC Interests will depend on the fair market value of LLC Interests at the time of purchase or redemption. Thus, the Basis Adjustment will vary because of fluctuations in fair market value;

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price of purchases or redemptions — in the case of purchases, the price of shares of our Class A common stock at the time of initial purchases or subsequent purchases, after deducting underwriting discounts and commissions, and in the case of redemptions, the price of shares of our Class A common stock at the time of redemptions, the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of our common stock at the time of the initial purchases or subsequent purchases or redemptions;

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nature of acquisition of LLC Interests — if an acquisition of LLC Interests is not taxable for any reason, increased tax deductions will not be available. Moreover, taxable acquisitions can lead to different payments under the TRA depending on whether they constitute purchases by EVO Payments, Inc. or redemptions by EVO LLC; and

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the amount and timing of tax benefits — the TRA generally requires us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the TRA. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the TRA for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the TRA.

For purposes of the TRA, cash tax savings in income tax and franchise tax in lieu of income tax will be computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the TRA not been entered into. The amount of state and local taxes that would have been paid in that case will be determined using an estimated rate of tax that approximates the overall state and local tax rate that would have been applied. The TRA generally applies to each of our taxable years, beginning with the first taxable year ending after the consummation of the IPO. There is no maximum term for the TRA; however, the TRA may be terminated by us pursuant to an early termination procedure that requires us to pay the Continuing LLC Owners an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated with certain assumptions).
The payment obligations under the TRA are obligations of EVO Payments, Inc. and not of EVO LLC. Although the actual timing and amount of any payments that may be made under the TRA will vary, we expect that the payments to the Continuing LLC Owners could be substantial. Any payments made by us to the Continuing LLC Owners under the TRA will generally reduce the amount of overall cash flow that might have otherwise been available to us or to EVO LLC and, to the extent that we are unable to make payments under the TRA for any reason, the unpaid amounts will be deferred and will accrue interest until paid by us. We anticipate funding payments under the TRA from cash flow from operations of our subsidiaries, available cash and available borrowings under the credit facility.
The TRA provides that if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, or that if, at any time, we elect an early termination of the TRA, then the TRA will terminate and our obligations, or our successor’s obligations, under the TRA would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the TRA. We may elect to completely terminate the TRA early only with the written approval of a majority of our “independent directors” (within the meaning of Rule 10A-3 promulgated under the Exchange Act and the corresponding rules of Nasdaq). The Continuing LLC Owners that are members of our board, are not “independent directors” for this purpose and will not have the ability to cause us to elect an early termination of the TRA.
Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, tax planning, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by a Continuing LLC Owner under the TRA. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the TRA and increase the present value of such payments.
As a result of a change in control or our election to terminate the TRA early, (1) we could be required to make cash payments to the Continuing LLC Owners that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the TRA, and (2) we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the TRA, based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, our obligations under the TRA could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the TRA.
Payments under the TRA are based on tax reporting positions that we take. We will not be reimbursed for any cash payments previously made to the Continuing LLC Owners pursuant to the TRA if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, any excess cash payments made by us to a Continuing LLC Owner will be netted against any future cash payments that we might otherwise be required to make to that Continuing LLC Owner under the terms of the TRA. However, a challenge to any tax benefit initially claimed by us might not arise for a number of years following the initial time of such payment or, even if challenged early, such excess payments may be greater than future cash payments that could be offset under the TRA. As a result, it is possible that we could make cash payments under the TRA that are substantially greater than our actual cash tax savings.
We have full responsibility for, and sole discretion over, all EVO Payments, Inc. tax matters, including the filing and amendment of all tax returns and claims for refund and defense of all tax contests, subject to certain participation and approval rights held by the Continuing LLC Owners.
Under the TRA, we are required to provide the Continuing LLC Owners with a schedule showing the calculation of payments that are due under the TRA with respect to each taxable year with respect to which a payment obligation arises within 90 days after filing our U.S. federal income tax return for such taxable year. This calculation will be based upon the advice of our tax advisors. Payments under the TRA are generally made to the Continuing LLC Owners within five business days after this schedule becomes final pursuant to the procedures set forth in the TRA, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the TRA will continue to accrue interest at LIBOR plus 500 basis points until such payments are made, generally including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose.
As discussed above, actual amounts of payments under the TRA and the timing of such payments will vary and will be determined based on a number of factors, including the timing and nature of future acquisitions of LLC Interests, the price of Class A common stock at the time of each purchase or redemption, the extent to which such purchases or redemptions are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the timing and amount of any subsequent asset dispositions. Thus, it is likely that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding payments under the TRA as compared to the estimates set forth above. Payments under the TRA are not conditioned on the Continuing LLC Owners’ continued ownership of us.

PLAN OF DISTRIBUTION
We and any selling stockholder (which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Class A common stock after the date of this prospectus from a selling stockholder as a gift, pledge, limited liability company or partnership distribution or other transfer) may sell the shares of our Class A common stock under this prospectus in one or more of the following ways (which may involve underwritten offerings on a firm commitment or best efforts basis, cross sales or block transactions) from time to time:
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to or through one or more underwriters or dealers;

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in short or long transactions;

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directly to investors;

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in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

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by distribution to its (or its affiliates’) limited partners, general partners, members or other equityholders;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

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by pledge to secure debts and other obligations;

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in other ways not involving market makers or established trading markets;

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through agents; or

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through a combination of these methods.

There can be no assurance that we or any selling stockholder will sell any or all of the shares of our Class A common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part.
If underwriters or dealers are used in the sale, the shares of our Class A common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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in privately negotiated transactions;

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in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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in one or more transactions at a fixed price or prices, which may be changed from time to time;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at market prices prevailing at the time of sale, or at prices related to those prevailing market prices; or

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at negotiated prices.

As applicable, we, any selling stockholders and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the shares of our Class A common stock. We will set forth in a prospectus supplement the terms and offering of the shares by us or any selling stockholders, including:
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the names of any underwriters, dealers or agents;

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the nature of any material relationship we and/or any selling stockholders may have with any underwriter, dealer or agent;

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any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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details regarding over-allotment options under which underwriters may purchase additional shares, if any;

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the purchase price of the shares being offered and the proceeds we or any selling stockholders will receive from the sale; and

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the public offering price.

We and any selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell the shares of our Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use shares pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use shares received from us in settlement of those derivative transactions to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).
We or any selling stockholders may indemnify underwriters, dealers or agents against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers or agents, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling stockholders, in the ordinary course of business.
A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of our shares of Class A common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus and an applicable prospectus supplement. Such members, partners or stockholders would thereby receive freely tradeable shares of Class A common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell our shares of Class A common stock acquired in the distribution.
We and the selling stockholders may loan or pledge shares of our Class A common stock to a financial institution or other third party that in turn may sell the shares using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our shares or in connection with a simultaneous offering of other shares offered by this prospectus.
Underwriters, Agents and Dealers
If underwriters are used in the sale of our shares of Class A common stock, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The shares may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to conditions precedent and the underwriters will be obligated to purchase all of the shares if they purchase any of the shares. We and any selling stockholders may use underwriters with which or such selling stockholders we have a material relationship and, if so, we will name the underwriter and describe the nature of the relationship in the prospectus supplement.
We and any selling stockholders may sell the shares of our Class A common stock through agents from time to time. When we or any selling stockholders sell shares through agents, the prospectus supplement will name any agent involved in the offer or sale of shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and any selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our shares of Class A common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us or any selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling stockholders and the underwriters, dealers and agents.
We and any selling stockholders may grant underwriters who participate in the distribution of our shares of Class A common stock an option to purchase additional shares to cover overallotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions in connection with the sale of our shares of Class A common stock. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any shares offered by us or any selling stockholders will identify any such underwriter, dealer or agent and describe any compensation received by them from us and any selling stockholders. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Selling stockholders will be responsible for any discounts, concessions or commissions attributable to the sale by them of any shares of our Class A common stock.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our shares of Class A common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We and any selling stockholders make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our shares. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
Underwriters, broker-dealers or agents who may become involved in the sale of our shares of Class A common stock may engage in transactions with and perform other services for us for which they receive compensation.
Direct Sales
We and any selling stockholders may also sell shares of our Class A common stock directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We and any selling stockholders may also sell shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares.
Other Sales
Any selling stockholder may also resell all or a portion of his, her or its shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act provided he, she or it meets the criteria and conforms to the requirements of Rule 144 under the Securities Act, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the Class A common stock is covered by the registration statement of which this prospectus forms a part.

LEGAL MATTERS
Unless otherwise indicated in the prospectus supplement, the validity of the Class A common stock offered hereby will be passed upon for us by King & Spalding LLP.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we filed with the SEC prior to the date of this prospectus and that we will file in the future. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed, or will file, separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. These documents contain or will contain important information about us, our business and our financial performance. The following documents are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be furnished and not filed in accordance with SEC rules:
(1)
Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 25, 2019;

(2)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 2, 2019;

(3)
Our Current Report on Form 8-K filed, with the SEC on April 8, 2019;

(4)
The portions of our Definitive Proxy Statement on Schedule 14A, filed with SEC on April 29, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

(5)
The description of our Class A common stock in our Registration Statement on Form 8-A, filed with the SEC on May 22, 2018, including any subsequent amendment or any report filed for the purpose of updating such description; and

(6)
All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement of which this prospectus forms a part and prior to the termination of the offering of our shares of Class A common stock covered by this prospectus and any accompanying prospectus supplements.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this prospectus.
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.
If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 10 Glenlake Parkway, South Tower, Suite 950, Atlanta,

Georgia 30328 or by phone at (770) 709-7365. The documents may also be accessed on our website at investor.evopayments.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain copies of any document that we file with the SEC, including the registration statement of which this prospectus forms a part and the exhibits to the registration statement, free of charge on the SEC’s website at www.sec.gov. The documents may also be accessed on our website at investor.evopayments.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or of any prospectus supplement.

4,500,000 shares
EVO Payments, Inc.
Class A common stock
J.P. Morgan

Prospectus supplement

November   , 2020